Exhibit 99.1

Press Release

Dollarama Group L.P. to Report

First Quarter Results

MONTREAL, (June 9, 2008) – Dollarama Group L.P., the leading operator of dollar discount stores in Canada, will report its financial results for the first quarter ended May 4, 2008 on Monday, June 16th, 2008.

Dollarama Group L.P.’s Chief Executive Officer, Mr. Larry Rossy, will hold a conference call for investors on Tuesday, June 17, 2008 at 3:00 p.m. EDT to discuss the company’s results. To participate in the call, please dial (514) 868-1042 or (866) 862-3897.

This conference call will be recorded and available for replay beginning two hours after the end of the call and will be available through Tuesday, June 24, 2008. To access the replay, please dial (514) 861-2272 or (800) 408-3053, then the access number 3263744#.

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About Dollarama Group L.P.

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 530 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at a fixed price of $1.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

For information:

Robert Coallier

Chief Financial Officer

(514) 737-1006 x1238

robert.coallier@dollarama.com

Alex Stanton

Stanton Crenshaw Communications

(212)780-1900

alex@stantoncrenshaw.com